UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 -789 WEST PENDER STREET,
VANCOUVER, B.C., CANADA	V6C 1H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 893-8891

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events

ITEM 8.01. OTHER EVENTS

Further to the Form 8-K the Company filed on September 21, 2005 regarding the development of Dangxiongcuo salt lake property (“DXC Salt Lake”) in Nima county of Naqu district in Tibet, China; the Company has received a qualifying report detailing the initial assessment on the mining prospects of the DXC Salt Lake Property. Copy of the report is attached as an exhibit to this Form 8-K.

Where applicable, the report has been prepared in accordance with Canadian National Instrument 43-101 guidelines, and shareholders should consider the following cautionary notes:

Estimates of Indicated Resources

The term “indicated” resources is recognized and required by Canadian regulations, but may not be recognized by US regulations. Investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into mineral reserves.

Estimates of Inferred Resources

The term “inferred” resources is recognized and required by Canadian regulations, but may not be recognized by US regulations. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

Estimates of Proven and Probable Reserves

The estimates of mineral reserves described in the report have been prepared in accordance with Canadian National Instrument 43-101. The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Guide 7. Accordingly, the Company’s disclosure of mineral reserves may not be comparable to information from other U.S. companies subject to the SEC’s reporting and disclosure requirements.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Qualifying Report for Dangxiongcuo Salt Lake Property

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/ Richard Shao
Richard Shao
President

June 27, 2006